                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

   We consent to the inclusion of our report dated February 3, 1998, with respect to the consolidated financial statements (not included herein) of Cendant Membership Services, Inc. and CUC International Inc. in this Annual Report (Form 10-K) of Cendant Corporation (formerly "CUC International Inc.").

   We also consent to the incorporation by reference of our report dated February 3, 1998, in the following Registration Statements and related
Prospectuses:

FORM S-3S,

33-63237, 33-95126, 333-11035, 333-13537, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35709, 333-35707, 333-45155 and 333-45227

FORM S-4,

333-46661

FORM S-8S,

33-26875         CUC International Inc. 1987 Stock Option Plan
33-75682         CUC International Inc. 1987 Stock Option Plan as amended
33-93322         CUC International Inc. 1987 Stock Option Plan as amended
33-41823         CUC International Inc. 1990 Directors Stock Option Plan
33-48175         Entertainment Publications Inc. 1988 Non-Qualified Stock Option Plan
33-58896         CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan
33-91656         CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended
333-03241        CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan as amended
33-74068         CUC International Inc. 1992 Directors Stock Option Plan
33-74066         CUC International Inc. 1992 Employee Stock Option Plan
33-91658         CUC International Inc. 1992 Employee Stock Option Plan as amended
333-00475        CUC International Inc. 1992 Employee Stock Option Plan as amended
333-03237        CUC International Inc. 1992 Employee Stock Option Plan as amended
33-75684         CUC International Inc. 1994 Employee Stock Purchase Plan
33-80834         CUC International Inc. Savings Incentive Plan
33-93372         CUC International Inc. 1994 Directors Stock Option Plan
333-09633        Sierra On-Line, Inc. 1987 Stock Option Plan
333-09637        Sierra On-Line, Inc. 1995 Stock Option and Award Plan
333-09655        Papyrus Design Group Inc. 1992 Stock Option Plan
333-22003        Knowledge Adventure 1993 Stock Option Plan


333-30649        CUC International Inc. 1997 Stock Option Plan; 1992 Employee Stock Option Plan; 1992 Bonus
                 and Salary Replacement Stock Option Plan and Individual Option Agreements with Certain Employees
333-42503        CUC International Inc. 1997 Stock Incentive Plan
333-34517-2      HFS Incorporated 1992 Incentive Stock Option Plan; HFS Incorporated Amended and Restated
                 1993 Plan; and Cendant Corporation 1997 Employee Stock Option Plan
333-42549        HFS Incorporated Employee Savings Plan; PHH Corporation Amended and Restated Employee Investment
                 Plan
333-45183        Cendant Corporation 1997 Employee Stock Plan
333-47537        RCI Retirement Savings Plan


/s/ Ernst & Young LLP
Stamford, Connecticut
March 31, 1998